                                                                    Exhibit 10.5


                                   SENIOR NOTE

$46,250,000.00                New York, New York                August 14, 2001


         FOR VALUE RECEIVED, the undersigne d, NEON OPTICA, INC., a Delaware corporation ("MAKER"), promises to pay to the order of NORTEL NETWORKS INC., a Delaware corporation ("PAYEE"), the principal sum of FORTY-SIX MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($46,250,000.00), together with interest as provided below. All payments on this Senior Note (the "NOTE") shall be due and payable in lawful money of the United States of America, without offset, counterclaim or deduction, at the office of Payee at 2221 Lakeside Boulevard, Richardson, Texas 75082-4399, or such other place as Payee shall request.

         1. INDEBTEDNESS. The indebtedness evidenced by this Note represents amounts to be paid by Maker to Payee for goods and services provided by Payee to Maker.

         2. SECURITY. The indebtedness evidenced by this Note is secured by the security interests granted under that certain Network Products Purchase Agreement dated effective as of March 23, 1998, by and between Maker and Payee, as amended by that certain Amendment No. 1 dated effective as January 4, 1999, by and between Maker and Payee (as amended, the "NPPA").

         3. INTEREST. The unpaid principal balance from day to day outstanding hereunder shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (a) fifteen percent (15%), based upon a 365 or 366-day year (as applicable) and the actual number of days elapsed, or (b) the Maximum Lawful Rate (as hereinafter defined). All past due principal of and, to the extent permitted by law, accrued interest on this Note shall bear interest from maturity (whether by acceleration or otherwise) until paid at an annual rate equal to the lesser of (i) eighteen percent (18%), based upon a 365 or 366-day year (as applicable) and the actual number of days elapsed, or (ii) the Maximum Lawful Rate.

         4. PAYMENTS, MATURITY. Accrued but unpaid interest on this Note shall be due and payable quarterly in arrears on the last day of each calendar quarter beginning on September 30, 2001 and continuing on the last day of each calendar quarter thereafter through and including June 30, 2003 (the "MATURITY DATE"). Default interest shall be due on demand. The unpaid principal balance of this Note shall be due and payable in eight equal quarterly installments of $5,781,250, on the last day of each calendar quarter beginning on September 30, 2001, and continuing on the last day of each calendar quarter thereafter through and including the Maturity Date. The unpaid principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date.

         5. VOLUNTARY PREPAYMENTS. The unpaid principal balance of this Note may be prepaid in increments of at least $1,000,000 beginning one year after the date hereof. No amounts prepaid may be re-borrowed.

         6. MANDATORY PREPAYMENTS. Maker shall make a mandatory prepayment on this Note with one hundred percent of the proceeds of any sale, transfer or other disposition of any of the "Products" as such term is defined in the NPPA (hereinafter referred to as the "COLLATERAL"), including the amount of any insurance recovery or condemnation payment with respect to any of the Collateral. Any such payment will be due concurrently with the receipt of such funds by the Maker. This requirement does not authorize the disposition of any Collateral. Maker shall make a mandatory prepayment on this Note in the amount of fifty percent of the net proceeds (gross proceeds less reasonable and customary expenses of issuance paid to third parties) of any offerings of debt or equity securities by Maker or NEON Communications, Inc. ("HOLDINGS"); provided, however, that no such payment shall be required from the proceeds of debt or equity offerings until the gross proceeds of all such offerings after the date hereof exceed $50,000,000.

         7. FINANCIAL REPORTING. So long as any amounts remain outstanding hereunder, Maker agrees to provide to Payee quarterly, no more than 45 days after the end of each calendar quarter beginning with the calendar quarter ending June 30, 2001, a copy of (i) an unaudited financial report of Holdings and its consolidated subsidiaries as of the end of such quarter and for the portion of the fiscal year then ended containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of Holdings to have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Holdings and its consolidated subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein and (ii) management's financial reports comparing actual financial results for the period to the current budget for the period. Payee acknowledges and agrees that Maker may provide Payee a copy of the form 10-Q (including all financial statements contained therein) or form 10-K (including all financial statements contained therein) or any successor form, as applicable, filed with the Securities and Exchange Commission by Holdings for the applicable reporting period in satisfaction of Maker's reporting obligations under this PARAGRAPH 7 and that certification by the chief financial officer shall not be required, provided that such reports include the information required by this PARAGRAPH 7.

         8. MAINTENANCE OF INSURANCE. Maker will keep insured by financially sound and reputable insurers all property and other assets of a character usually insured by responsible corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such corporations or entities, PROVIDED that in any event Maker will maintain (a) general liability insurance with coverage of at least $1,000,000 and (b) worker's compensation insurance (including employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law. Such insurance shall be written by financially responsible companies selected by Maker and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to Payee. Each policy referred to in this PARAGRAPH 7 shall provide that it will not be canceled, amended or reduced except after not less than 30 days' prior written notice to Payee, shall name Payee as additional insured and as loss payee as its interest may appear, and shall also provide that the interests of Payee shall not be invalidated by any act or negligence of Maker. Maker will advise Payee promptly of any policy cancellation, reduction or amendment. Maker shall provide to Payee original certificates evidencing all such policies of insurance and, at the request of Payee, copies of such policies.

         9. DEBT. Maker will not, nor will it permit any of its subsidiaries to, incur, create, assume or permit to exist any Debt, except:

         (a) Debt evidenced by this Note; and

         (b) existing Debt in the principal amounts and as otherwise described on SCHEDULE 9 hereto.

As used herein, "DEBT" means as to any natural person, corporation, partnership, trust, limited liability company, or other organization or entity (any of the foregoing being referred to hereinafter as a "PERSON") at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (d) all capital lease obligations of such Person, except capital lease obligations of such Person arising in the ordinary course of business that are related to the maintenance or improvement of such Person's telecommunications network and that do not exceed $7,500,000 in the aggregate at any time; (e) all Debt of others guaranteed by such Person; (f) all indebtedness, liabilities and obligations secured by a Lien existing on property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, except obligations of such Person arising in the ordinary course of business that are related to such Person's telecommunications network and that do not exceed $5,000,000 in the aggregate at any time; (h) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person; (i) all indebtedness, liabilities and obligations of such Person under interest rate protection agreements; and (j) all indebtedness, liabilities and obligations of such Person in respect of unfunded vested benefits under any pension plans.

         10. CONTRIBUTIONS TO THE EQUITY CAPITAL OF MAKER. Maker represents and warrants to Payee that the net proceeds of the convertible debt issued by Holdings to Mode 1 Communications, Inc. and Exelon Enterprises Management Inc. have been contributed as equity to the capital of Maker.

         11. ABSENCE OF LIENS. Maker will not permit or suffer to exist, and will not permit Holdings to create or suffer to exist, any Lien on or with respect to any of its respective assets or properties other than Permitted Liens. As used in this Note, "LIEN" shall mean any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise. As used in this Note, "PERMITTED LIENS" shall have the meaning assigned to that term in the Indenture dated as of August 5, 1998 between NorthEast Optic Network, Inc. and U.S. Bank Trust National Association, as Trustee, for 12-3/4% Senior Notes Due 2008.

         12. RESTRICTED PAYMENTS. Maker will not, and will not permit Holdings to, make any Restricted Payments. As used in this Note, a "RESTRICTED PAYMENT" means (a) any dividend or other distribution (whether in cash, property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity ("CAPITAL STOCK") of Maker or Holdings now or hereafter outstanding, except a dividend payable solely in Capital Stock of Maker or Holdings, respectively; and (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of Maker or Holdings now or hereafter outstanding. This PARAGRAPH 12 shall not prohibit the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of Holdings or Maker from employees, former employees, directors or former directors of Holdings or Maker (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Holdings under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $500,000 in any calendar year.

         13. AFFILIATE TRANSACTIONS. Maker will not, and will not permit Holdings to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of Maker or Holdings (an "AFFILIATE TRANSACTION") unless the terms thereof (i) are no less favorable to Maker or Holdings than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an amount in excess of $1,000,000, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors of Holdings having no personal stake in such Affiliate Transaction and (iii) if such Affiliate Transaction involves an amount in excess of $5,000,000, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to Maker and Holdings. The provisions of this PARAGRAPH 13 shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to PARAGRAPH 12 of this Note, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Holdings, (iii) the grant of stock options or similar rights to employees and directors of Maker or Holdings pursuant to plans approved by the Board of Directors of Holdings, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of Maker or Holdings, but in any event not to exceed $1,000,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of Maker or Holdings who are not employees of Maker or Holdings, (vi) any Affiliate Transaction between Maker and Holdings or between subsidiaries of Holdings not designated as unrestricted subsidiaries by the Board of Directors of Holdings and (vii) the issuance or sale of Capital Stock of Holdings. As used in this Note, an "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling " and "controlled" have meanings correlative to the foregoing. For purposes of this PARAGRAPH 13 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the voting stock (on a fully diluted basis) of Holdings or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         14. ASSET DISPOSITIONS. Maker will not, and will not permit Holdings to, sell, lease, assign, transfer or otherwise dispose of any of its property, except (a) dispositions of inventory in the ordinary course of business, (b) dispositions of property no longer used or useful in the ordinary course of business, (c) transfers of fiber capacity in exchange for indefeasible rights of use, and (d) long-term leases of fiber capacity; provided, however, that Maker or Holdings may sell, lease, assign, transfer or otherwise dispose of up to an aggregate of $5,000,000 of property (not including dispositions of property permitted by clauses (a) through (d) of this PARAGRAPH 14) as long as
(i) no Event of Default has occurred and is continuing and (ii) Maker or Holdings receives consideration for the disposition of the property at least equal to the fair market value of the property as determined in good faith by the board of directors of Maker or Holdings, as the case may be.

         15. PREPAYMENT OF OTHER DEBT. Maker will not, and will not permit Holdings to, directly or indirectly make any payment or distribution on account of, or voluntarily purchase, acquire, redeem or retire, any indebtedness of any type or nature, including any contingent obligations, prior to 30 days before its stated maturity (in effect on the date hereof, for indebtedness outstanding on the date hereof), or in the case of interest, its stated due date, or directly or indirectly become obligated to do any of the foregoing by amending the terms thereof or otherwise without Payee's prior written consent, except for
(a) prepayments of the indebtedness evidenced by this Note, and (b) payments of accounts payable in the ordinary course of business.

         16. EVENTS OF DEFAULT AND REMEDIES. Without notice or demand (which are hereby waived), the entire unpaid principal balance of, and all accrued but unpaid interest on, this Note shall immediately become due and payable at the option of the holder hereof upon the occurrence and during the continuance of any Event of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder (each an "EVENT OF DEFAULT"): (a) a failure by Maker to make any payment of principal or interest on this Note or any other payment required of Maker hereunder when due; (b) Maker shall fail to observe or perform any obligation, requirement, covenant or restriction to be observed or performed by it under this Note (other than a payment described in SUBPARAGRAPH (A) above) and such failure continues for a period of thirty (30) days; (c) the representation and warranty made by Maker to Payee in PARAGRAPH 10 hereof or any representation or warranty made by Maker to Payee in the officer's certificate furnished to Payee in connection herewith shall be false, misleading, incorrect or incomplete in any material respect; (d) the appointment of a receiver, trustee, conservator, or liquidator of Maker or Holdings or any property of Maker or Holdings which is not dismissed within sixty (60) days after its filing; (e) a filing by Maker or Holdings of a voluntary petition seeking an entry of an order for relief as a debtor in a proceeding under the United States Bankruptcy Code or seeking reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, liquidation, conservatorship, receivership, moratorium, rearrangement, reorganization or other similar law for the relief of debtors, or an answer by Maker or Holdings admitting the material allegations of a petition filed against Maker or Holdings in any bankruptcy, reorganization, insolvency, conservatorship, or similar proceeding, or an admission by Maker or Holdings in writing of an inability to generally pay its debts as they become due; (f) the making by Maker or Holdings of a general assignment for the benefit of creditors; (g) the filing of a petition or entry of an order for relief by or against Maker or Holdings as debtor in a proceeding under the United States Bankruptcy Code by any court of competent jurisdiction, or approving a petition seeking reorganization of Maker or Holdings or an arrangement of their respective debts, or appointing a receiver, trustee, conservator, or liquidator of Maker or Holdings or any property of Maker or Holdings not dismissed within thirty (30) days after filing; (h) the liquidation, termination, or dissolution of Maker or Holdings;
(i) if the validity or enforceability of this Note shall be contested by Maker or Holdings, or if Maker shall deny that it has any further liability or obligation hereunder; (j) Maker or Holdings shall fail to pay any indebtedness greater than $5,000,000 due any third person and such failure continues beyond any applicable grace period; (k) Maker or Holdings shall suffer a final judgment or judgments not covered by insurance for payment of money aggregating in excess of $5,000,000 and shall not discharge such judgment(s) within sixty (60) days;
(l) any default or event of default occurs with respect to any indebtedness for borrowed money or any lease agreement for which Maker or Holdings has liability in excess of $5,000,000 and is not cured within any applicable grace period; (m) Maker shall be in material breach of any material provision of the NPPA or any default or event of default shall exist under the NPPA, which is not cured within any applicable grace period; or (n) the occurrence of a Change in Control. As used in this Note, a "CHANGE IN CONTROL" means the existence or occurrence of any of the following: (i) any Person other than Holdings owns any of the capital stock of Maker; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT")), other than one or more of Central Maine Power Company, a Maine corporation, and its Affiliates, and Northeast Utilities, a Massachusetts business trust, and its Affiliates (together, the "PERMITTED HOLDERS"), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the voting stock of Holdings; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting stock of Holdings than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any voting stock of a specified corporation held by another Person (a "PARENT CORPORATION"), if such other person is the beneficial owner (as described in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the voting stock of such Parent Corporation and the Permitted Holders beneficially own (as described in this clause (ii)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting stock of such Parent Corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such Parent Corporation); (iii) individuals who, on the date this Note is executed (the "EXECUTION DATE"), constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors of Holdings or whose nomination for election by the shareholders of Holdings was approved by a vote of 66-2/3% of the directors of Holdings then still in office who were either directors on the

Execution Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office; (iv) the adoption of a plan relating to the liquidation or dissolution of Holdings; or (v) the merger or consolidation of Holdings with or into another Person or the merger of another Person with or into Holdings, or the sale of all or substantially all the assets of Holdings to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Holdings that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of Holdings are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving Person or transferee. Upon the occurrence of an Event of Default, the holder of this Note may (i) offset against this Note any sum or sums owed by the holder hereof to Maker, (ii) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or in aid of the exercise of any power or right granted by this Note, or to enforce any other legal or equitable right of the holder of this Note, and/or (iii) pursue the remedies available to Payee hereunder, at law and otherwise.

         17. ATTORNEY'S FEES AND COSTS. In the event this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, Maker promises to pay all costs of collection, including, but not limited to, attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

         18. CUMULATIVE RIGHTS. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         19. MAXIMUM INTEREST RATE. Regardless of any provision contained herein, or in any other document executed in connection herewith, Payee shall never be entitled to contract for, charge, receive, take, collect, reserve or apply, as interest on this Note, any amount in excess of the maximum rate of interest from time to time permitted under state or federal law applicable to the indebtedness evidenced hereby, after taking into account any amount, fee or charge which is characterized as interest under applicable law (the "MAXIMUM LAWFUL RATE"), and in the event Payee ever contracts for, charges, receives, takes, collects, reserves or applies, as interest, any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal on this Note and treated hereunder as such; and, if this Note is paid in full, any remaining excess shall promptly be paid to Maker. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, as appropriate to reflect variations in the Maximum Lawful Rate, the total amount of interest throughout the entire contemplated term of this Note, so that the interest rate does not exceed the Maximum Lawful Rate throughout the entire term of this Note; PROVIDED THAT, if the unpaid principal balance hereof is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Payee shall refund to Maker the amount of such excess and, in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Lawful Rate. Upon the tender by Payee or any holder of this Note to Maker of any excess amount, Maker will be deemed to have accepted such excess in full satisfaction of any claim (including, without limitation, a claim of usury) arising out of such excess being contracted for, charged, received, taken, collected, reserved or applied.

         20. WAIVER. Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive notice, demand, presentment, protest, notice of protest, notice of nonpayment, notice of dishonor, notice of intention to accelerate, notice of acceleration, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release, impairment or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes (including partial payments), regardless of the number of such renewals, extensions, indulgences, releases or changes, without notice and for any period or periods of time, before or after maturity, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral (if any) securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         21. SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises and agreements in this Note by or on behalf of Maker shall bind Maker's respective successors and assigns, whether so expressed or not; PROVIDED, HOWEVER, that Maker may not, without the prior consent of Payee, assign any rights, powers, duties, or obligations under this Note. Any holder of this Note shall succeed to the rights of Payee hereunder. Payee may sell, transfer or assign its rights hereunder and to the Collateral in whole or in part at any time and from time to time without the consent of Maker, PROVIDED, HOWEVER, that unless an Event of Default has occurred and is continuing, Payee may not, without the prior written consent of Maker, sell, transfer or assign its rights hereunder and to the Collateral in whole or in part to any individual or entity that is engaged in a business competitive with that of Maker.

         22. INVALID PROVISIONS. Any provision in this Note prohibited by law shall be ineffective only to the extent of such prohibition and shall not invalidate the remainder of this Note.

         23. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF, AND APPLICABLE FEDERAL LAW.

         24. NOTICES. All notices and other communications provided for in this Note shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below Maker's name on the signature pages hereof or if to Payee at GMS 991-15-A40, 2221 Lakeside Boulevard, Richardson, Texas 75082-4399, Attention: Vice President Customer Finance Americas, telephone no.: 972-684-2271, fax no.: 972-684-3679; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this PARAGRAPH 24. All such communications shall be deemed to have been duly given when transmitted by telecopy or when personally delivered or, in the case of a mailed notice, three Business Days after deposit in the mails, in each case given or addressed as aforesaid; PROVIDED, HOWEVER, that notices to the Payee shall be deemed given when received by the Payee. As used herein, "BUSINESS DAY" means any day on which Payee is open for its general business at its offices in the United States.

         25. HEADINGS. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         26. PAYMENTS; BUSINESS DAY. Each payment or prepayment hereon must be paid at the office of Payee specified above in lawful money as therein specified and in funds which are or will be available for immediate use by Payee at such office on or before 3:00 p.m., Eastern time on the day such payment or prepayment is due. If a payment of principal or interest hereon is due on a day which is not a Business Day, Maker shall make such payment on the next preceding Business Day.

         27. STATUTE OF FRAUDS NOTICE. THIS NOTE REPRESENTS THE FINAL AGREEMENT OF MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF MAKERS AND PAYEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

         28. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER AND EACH SURETY, ENDORSER, GUARANTOR, AND OTHER PARTY EVER LIABLE FOR THE PAYMENT OF ANY SUM OF MONEY PAYABLE ON THIS NOTE, HEREBY IRREVOCABLY AND EXPRESSLY AND JOINTLY AND SEVERALLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PAYEE IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.

         EXECUTED at New York, New York, as of August 14 , 2001.

                                             NEON OPTICA, INC.

                                             By:    /s/ WILLIAM F. FENNELL
                                                    ---------------------------
                                             Name:  WILLIAM F. FENNELL
                                             Title: CHIEF FINANCIAL OFFICER AND
                                                    TREASURER

                                             ADDRESS FOR NOTICES:
                                             -------------------
                                             2200 West Park Drive, Suite 200
                                             Westborough, Massachusetts 01581
                                             Fax No.: (508) 616-7895
                                             Telephone No.: (508) 616-7820
                                             Attention: Chief Financial Officer

                                   SCHEDULE 9

                                  Existing Debt

                                  See Attached.